Exhibit 99.1

IVERIC bio, Inc. Announces Pricing of Upsized Public Offering of Common Stock and Pre-Funded Warrants

NEW YORK, NY, June 18, 2020 – IVERIC bio, Inc. (Nasdaq: ISEE) (the “Company”), today announced the pricing of an upsized underwritten public offering of 24,535,720 shares of its common stock at a price to the public of $4.100 per share and, to certain investors in lieu of common stock, pre-funded warrants to purchase 1,914,280 shares of its common stock at a price to the public of $4.099 per pre-funded warrant, in each case less underwriting discounts and commissions. The purchase price of each pre-funded warrant represents the per share public offering price for the common stock, minus the $0.001 per share exercise price of such pre-funded warrant. In addition, in connection with the public offering, the Company has granted the underwriters an option for a period of 30 days to purchase up to an additional 3,967,500 shares of common stock at the public offering price, less underwriting discounts and commissions. All of the securities are being offered by the Company.

Concurrent with the public offering, the Company has agreed to sell, subject to the consummation of the public offering and other customary conditions, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), 8,649,453 additional shares of its common stock to affiliates of Vivo Capital, LLC and Samsara BioCapital, LP, at a sale price equal to the price to the public in the public offering.

The aggregate gross proceeds from the public offering and the concurrent private placement are expected to be approximately $143.9 million, before underwriting discounts and commissions, placement agent fees and offering expenses payable by the Company, and without giving effect to any exercise by the underwriters of their option to purchase additional shares.

Cowen and Credit Suisse are acting as the book-running managers for the public offering and as placement agents for the concurrent private placement. Wedbush PacGrow is acting as lead manager for the public offering. The public offering and the concurrent private placement are expected to close on or about June 22, 2020, subject to customary closing conditions.

The public offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of an effective registration statement. A final prospectus supplement related to the public offering will be filed with the Securities and Exchange Commission (the “SEC”) and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the public offering may also be obtained, when available, by contacting: Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Attn: Prospectus Department, or by emailing PostSaleManualRequests@broadridge.com, or by telephone: (833) 297-2926; or Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560, or by telephone: (800) 221-1037, or by emailing usa.prospectus@credit-suisse.com.

The securities to be sold in the concurrent private placement have not been registered under the Securities Act, or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

IVERIC bio

IVERIC bio is a science-driven biopharmaceutical company focused on the discovery and development of novel treatment options for retinal diseases with significant unmet medical needs. The Company is currently developing both therapeutic product candidates for age-related retinal diseases and gene therapy product candidates for orphan inherited retinal diseases. Vision is Our Mission.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements regarding the public offering and the concurrent private placement, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about the Company’s strategy, future operations and future expectations and plans and prospects for the Company, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, those related to satisfaction of customary closing conditions related to the public offering and the concurrent private placement, the progression and duration of the novel coronavirus (COVID-19) pandemic and responsive measures thereto and related effects on the financial markets and the Company’s research and development programs, operations and financial position, the initiation and the progress of research and development programs and clinical trials, availability of data from these programs, reliance on university collaborators and other third parties, establishment of manufacturing capabilities, expectations for regulatory matters, need for additional financing and negotiation and consummation of business development transactions, whether the Company’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements on its expected timelines, and other factors discussed in the “Risk Factors” section contained in the preliminary prospectus supplement and the reports that the Company files with the SEC. Any forward-looking statements represent the Company’s views only as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law.

ISEE-G

Investors:

IVERIC bio
Kathy Galante, 212-845-8231
Vice President, Investor Relations and Corporate Communications

kathy.galante@ivericbio.com

or

Media:

SmithSolve
Alex Van Rees, 973-442-1555 ext. 111
alex.vanrees@smithsolve.com